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                                                                   EXHIBIT 10.53

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), dated as of September 1, 2002, is by and between GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation (the "Corporation") and KEVIN RAKIN ("Executive").

     WHEREAS, the Corporation and Executive have entered into that certain Employment Agreement, dated as of August 24, 1998 (the "Employment Agreement"); and

     WHEREAS, the Corporation and Executive wish to amend the Employment Agreement in the manner set forth in this Amendment.

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. DEFINED TERMS. Capitalized terms used herein but not defined in this Amendment shall have the meaning given to such terms in the Employment Agreement.

     2. Paragraph 1 of the Employment Agreement is hereby amended to read as follows:

          "1. EMPLOYMENT. The Corporation hereby continues the employment of Executive in the capacity of President and Chief Executive Officer (collectively, the "CEO") of the Corporation during the term of this Agreement, and Executive hereby accepts such continued employment, on the terms and conditions hereinafter set forth. Executive represents that his employment by the Corporation pursuant to this Agreement does not violate any agreement, covenant or obligation to which he is a party or by which he is bound."

     3. Paragraph 2 of the Employment Agreement is hereby amended to read as follows:

          "2. DUTIES. During the term of this Agreement, Executive shall perform all duties, consistent with his position as CEO, assigned or delegated to him by the Board of Directors of the Corporation (the "Board"), and normally associated with the position of CEO, and he shall devote substantially all of his full business time and best efforts to the advancement of the interests and business of the Corporation; provided that Executive may pursue passive investments and interests which in the aggregate do not result in the diversion of a material amount of Executive's business time. The Corporation will use its best efforts to cause Executive to continue to be elected a member of the Board throughout the Employment Term. Executive will have complete operating and administrative responsibility and authority over the Corporation subject to reasonable policies established by the Board. The Corporation shall provide and maintain an office located in New Haven, Connecticut, from where Executive may perform his duties."


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     4. Paragraph 4.a. of the Employment Agreement is hereby amended to read as follows:

          "a. BASE SALARY. The Corporation shall pay Executive a Base Salary, payable in equal installments at such payment intervals as are the usual custom of the Corporation, but not less often than monthly, at an annual rate of $329,600, less such deductions or amounts to be withheld as shall be required by applicable law (the "Base Salary"). The Base Salary shall be reviewed annually by the Board in the third quarter of each fiscal year of the Corporation (commencing with the fiscal year ending December 31, 1999) and shall be increased (effective as of September 1 in such fiscal year) by such amount, if any, as the Board, in its sole discretion, shall determine. Neither the Corporation nor the Board may reduce the Base Salary as so increased."

     5. Paragraph 4.c.(v) of the Employment Agreement is hereby amended to read as follows:

          "(iv) Throughout the Employment Term, the Corporation, at its expense, shall furnish an automobile to Executive (owned or leased by the Corporation) commensurate with his position as CEO and shall reimburse Executive for reasonable maintenance, operating and insurance expenses incurred in the use of such automobile in connection with business activities conducted on behalf of the Corporation."

     6. ENTIRE AGREEMENT. The Employment Agreement, as amended by this Amendment, contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous contracts, agreements, understandings and/or negotiations, whether oral or written.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]


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     IN WITNESS WHEREOF, the parties hereto have made this First Amendment effective as of the day and year first above written.



                                  CORPORATION:

                                  GENAISSANCE PHARMACEUTICALS, INC.



                                  By: /s/ Gualberto Ruano
                                     -------------------------------
                                     Name: Gualberto Ruano
                                     Its Vice Chairman and
                                     Chief Scientific Officer



                                  EXECUTIVE:


                                  /s/ Kevin Rakin
                                  -----------------------------------
                                  Kevin Rakin